Exhibit 10.7

On April 24, 2012, usell.com, Inc. acquired 100% of EcoSquid Acquisition, Inc. (“Acquisition Corp”) by issuing 350,000 shares of Series D preferred stock to the Acquisition Corp shareholders including 90,000 shares each to Messrs. Doug Feirstein, Daniel Brauser, and Nik Raman and 25,000 shares each to Mr. Michael Brauser and another usell shareholder. The Series D shares: (i) have a liquidation preference equal to $10.00 per share, (ii) do not have voting rights and (iii) are not convertible into usell common stock.